Exhibit (10)(L)(2)

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) dated this 15th day of March, 2012, effective as of March 19, 2012, by and between HARLEYSVILLE GROUP INC., a corporation organized and existing under the laws of the State of Delaware with an address of 355 Maple Avenue, Harleysville, PA 19438 (the “Borrower”), and HARLEYSVILLE MUTUAL INSURANCE COMPANY, an insurance company organized and existing under the laws of the Commonwealth of Pennsylvania, with an address of 355 Maple Avenue, Harleysville, PA 19438 (the “Lender”):

WITNESSETH:

WHEREAS, The Borrower and the Lender entered into a Loan Agreement (the “Agreement”) dated March 19, 1991 whereby the Borrower borrowed the sum of $18,500,000 (the “Loan”) from the Lender for the purpose of acquiring the shares of stock of Phoenix General Insurance Company and its subsidiaries, and the principal amount of the loan remains unpaid and outstanding; and

WHEREAS, The Borrower and the Lender entered into the Second Amendment to Loan Agreement dated March 4, 1998, effective as of March 19, 1998, whereby the Loan Agreement was extended for an additional seven (7) years at an interest rate of LIBOR plus sixty-five one-hundredths (0.65%) per cent with all other terms and conditions of the Loan Agreement remaining the same; and

WHEREAS, The Borrower and the Lender entered into the Third Amendment to Loan Agreement dated March 1, 2005, effective as of March 19, 2005, whereby the Loan Agreement was extended for an additional seven (7) years at an interest rate of LIBOR plus forty-five one-hundredths (0.45%) per cent with all other terms and conditions of the Loan Agreement remaining the same; and

WHEREAS, The Borrower and the Lender desire to extend the Loan Agreement an additional one (1) year at an interest rate of LIBOR plus one hundred twenty-five one-hundredths (1.25%) per cent with all other terms and conditions of the Loan Agreement remaining the same; and

WHEREAS, Section 8.03 of the Agreement provides, inter alia, that the Borrower and the Lender may enter into a written agreement amending, modifying or supplementing the Agreement.

NOW, THEREFORE, In consideration of the premises and the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The definition of “Maturity Date” in Section 1.01 of Article I of the Agreement shall be deleted, and the following shall be substituted in its place:

“’Maturity Date’ shall mean the earlier to occur of March 18, 2013 or the date on which the Lender makes a demand for payment of the Note in full .”

2.	The last sentence of Section 2.01(b) of Article II of the Agreement shall be deleted, and the following shall be substituted in its place:

“The rate of interest shall be equal to LIBOR, as established by the LIBOR interest period selected by the Borrower plus one hundred twenty-five one-hundredths (1.25%) per cent.”

3.	The last line of Section 2.06 of Article II of the Agreement shall be deleted and the following shall be substituted in its place:

“…then current LIBOR plus one hundred twenty-five one-hundredths (1.25%) per cent.”

4.	Pursuant to the above-mentioned Second Amendment to Loan Agreement and Third Amendment to Loan Agreement, Exhibits A-1 and A-2 supplemented Exhibit A referred to in Section 2.03 of Article II of the Agreement. Exhibit A-3, a copy of which is attached hereto and made a part hereof, shall further supplement Exhibit A.

5.	Exhibit B-2 which replaced Exhibit B referred to in Section 3.11 of Article III of the Agreement shall be deleted and Exhibit B-3, a copy of which is attached hereto and made a part hereof, shall be substituted in its place.

6.	All other terms, conditions, and provisions of the Agreement are hereby ratified and confirmed by the Borrower and the Lender and remain in full force and effect, except as herein modified, amended, and changed.

IN WITNESS WHEREOF, The parties hereto, by their duly authorized officers, have executed and delivered this Fourth Amendment to Loan Agreement on the date first above written, effective as of the date stated herein.

HARLEYSVILLE MUTUAL INSURANCE COMPANY

BY:	/s/ Mark R. Cummins
Mark R. Cummins
Executive Vice President, Chief Investment
Officer and Treasurer

HARLEYSVILLE GROUP INC.

BY:	/s/ Arthur E. Chandler
Arthur E. Chandler
Senior Vice President &
Chief Financial Officer

Exhibit A-3

AMENDMENT TO PROMISSORY NOTE

By the Fourth Amendment to Loan Agreement dated as of March 19, 1991 as amended by the Third Amendment to Loan Agreement dated March 1, 2005 and the Second Amendment to Loan Agreement dated March 4, 1998, by and between HARLEYSVILLE GROUP INC. and HARLEYSVILLE MUTUAL INSURANCE COMPANY, certain modifications, amendments and changes were made, as set forth therein. As a result of those modifications, amendments and changes, the Promissory Note dated March 19, 1991 (the “Note”), as amended on March 4, 1998 and March 1, 2005, effective as of March 19, 2012, is now amended, as follows:

1.	The Maturity Date has been extended from March 18, 2012 to March 18, 2013.

2.	The interest rate has been changed from LIBOR plus forty-five one-hundredths (0.45%) per cent to LIBOR plus one hundred twenty-five one-hundredths (1.25%) per cent.

Except as herein modified, all other terms, conditions, and provisions of the Note (as amended by Amendment to Promissory Note dated March 4, 1998, and by Amendment to Promissory Note dated March 1, 2005) are hereby ratified and confirmed by the Borrower and the Lender and remain in full force and effect.

Dated: March 5, 2012

HARLEYSVILLE GROUP INC.
Attest:
By:
Arthur E. Chandler
	Robert A. Kauffman		Senior Vice President &
	Secretary		Chief Financial Officer

Exhibit B-3

HARLEYSVILLE GROUP INC. SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF DOMICILE	PERCENTAGE OWNED BY HARLEYSVILLE GROUP INC.
Harleysville Insurance Company	Pennsylvania	100%
Harleysville Insurance Company of New Jersey	New Jersey	100%
Harleysville Insurance Company of New York	Pennsylvania	100%
Harleysville Lake States Insurance Company	Michigan	100%
Harleysville Preferred Insurance Company	Pennsylvania	100%
Harleysville Worcester Insurance Company	Pennsylvania	100%
Insurance Management Resources LP	Pennsylvania	(1)
Harleysville, Ltd.	Pennsylvania	(1)

(1)	Pennsylvania Limited Partnership controlled by Harleysville Group Inc.

2